UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

MICROSEMI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 17, 2015, Microsemi Corporation, a Delaware corporation (“Microsemi”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Microsemi, LLIU100 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Microsemi (“Purchaser”), and Vitesse Semiconductor Corporation, a Delaware corporation (“Vitesse”), pursuant to which Microsemi will acquire Vitesse, a leading supplier of high-performance integrated circuits, associated application and protocol software, and integrated turnkey systems solutions used in Carrier, Enterprise and Industrial Internet of Things Ethernet networking applications. The total transaction value is expected to be approximately $389 million.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of Vitesse (the “Shares”) at a purchase price of $5.28 per Share, in cash, without interest and less any required withholding taxes (the “Per Share Amount”). As soon as practicable following the successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into Vitesse (the “Merger”), and Vitesse will survive the Merger as a wholly owned subsidiary of Microsemi. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by (i) Microsemi, Vitesse or their respective subsidiaries immediately prior to the Effective Time and (ii) stockholders of Vitesse who properly exercised their appraisal rights under the Delaware General Corporation Law) will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement. Also at the effective time of the merger, (1) each restricted stock unit of Vitesse that is then outstanding will be assumed by Parent and (2) each option to purchase Shares (the “Options”) that is then outstanding will be assumed by Parent, other than any Option that (i) has an exercise price per Share greater than $8.20, or (ii) was granted pursuant to Vitesse’s Restated 2001 Stock Incentive Plan, has an exercise price per Share less than or equal to $8.20, and the holder thereof has not consented to the assumption by Microsemi of such Option, which shall in each such case be cancelled without payment (or, in the case of an Option referred to in clause (ii) above with a per-Share exercise price that is less than the Per Share Amount, cancelled in exchange for a cash payment equal to the total number of Shares subject to the Option, multiplied by the amount by which the Per Share Amount exceeds the per-share exercise price of such Option).

Purchaser has agreed to commence the Offer as promptly as reasonably practicable but no later than March 31, 2015, and the Offer will remain open for at least 20 business days. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including, among others, that (i) there is validly tendered (and not withdrawn) at least a majority of the sum of (x) Vitesse’s then outstanding Shares plus (y) a number equal to the number of shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or other rights to acquire shares at an exercise or conversion price below the Per Share Amount, (ii) certain regulatory clearances have been obtained by the parties, if applicable, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, which permits completion of the Merger upon the collective ownership by Microsemi, Purchaser and any other subsidiary of Microsemi of one share more than 50% of the number of Shares that are then issued and outstanding, and if the Merger is so effected pursuant to Section 251(h) of the Delaware General Corporation Law, no Vitesse stockholder vote will be required to consummate the Merger.

Microsemi, Purchaser and Vitesse have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of Vitesse prior to the closing.

The Merger Agreement provides for a “go-shop” period for Vitesse through April 7, 2015, during which period Vitesse will be permitted to solicit, and provide information and enter into discussions concerning, proposals relating to alternative business combination transactions. Following such date Vitesse will be generally prohibited from engaging in such activities, subject to certain exceptions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for each of Microsemi, Purchaser and Vitesse and further provides that upon termination of the Merger Agreement under specified circumstances Vitesse may be required to pay Microsemi a termination fee of $13.6 million, or in certain specified circumstances, a lower termination fee of $6.8 million. In addition, upon termination of the Merger Agreement under specified circumstances, Vitesse may be required to reimburse Microsemi for up to $3.5 million of expenses.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Microsemi, Purchaser or Vitesse. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Microsemi, Purchaser, and Vitesse, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Microsemi, Purchaser and Vitesse.

Commitment Letter

On March 17, 2015, Microsemi entered into a commitment letter (the “Commitment Letter”) with Bank of America, N.A. (“Bank of America”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) pursuant to which Bank of America has committed to provide a $300,000,000 incremental term loan facility (the “Incremental Term Facility,” and the provision of such funds as set forth in the Commitment Letter, the “Financing”) subject to satisfaction of customary closing conditions. The Incremental Term Facility is available to (i) finance the Offer and related Merger pursuant to the Merger Agreement, (ii) repay existing indebtedness of Vitesse following the consummation of the Merger, and (iii) pay fees and expenses related to the Merger and the Financing. Under the Commitment Letter, Merrill Lynch will act as sole lead arranger and bookrunner. The actual documentation governing the Incremental Term Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Commitment Letter attached as Exhibit 10.1 to this Report and incorporated herein by reference.

Additional Agreement

As a condition and inducement to Microsemi’s willingness to enter into the Merger Agreement, each of Vitesse’s directors and one of Vitesse’s other stockholders (collectively, the “Stockholders”) have entered into a Tender and Support Agreement, dated March 17, 2015, with Microsemi and Purchaser (the “Tender and Support Agreement”). Subject to the terms and conditions of the Tender and Support Agreement, the Shareholders agreed, among other things, to tender their Shares pursuant to the Offer, vote (or cause to be voted) their Shares against certain other transactions, and, subject to certain exceptions, not to transfer their Shares that are subject to the Tender and Support Agreement. The Tender and Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events. Collectively, the Stockholders owned approximately 22% of the Shares outstanding as of March 17, 2015.

The foregoing summary of the Tender and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender and Support Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the Commitment Letter, the Incremental Term Facility, and the Financing is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 18, 2015, Microsemi hosted an Analyst Day in New York, New York. The presentation presented at that Analyst Day is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Microsemi under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

On March 18, 2015, Microsemi and Vitesse issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The tender offer described in this Current Report on Form 8-K and the exhibits attached hereto has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell securities. At the time the tender offer is commenced, Microsemi and Purchaser will file a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Vitesse also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Any offers to purchase or solicitations of offers to sell will be made only pursuant to such tender offer statement. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the related solicitation/recommendation statement will contain important information, including the various terms of, and conditions to, the tender offer, that should be read carefully by Vitesse’s stockholders before they make any decision with respect to the tender offer. Such materials, when prepared and ready for release, will be made available to Vitesse’s stockholders at no expense to them. In addition, at such time such materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements based on current expectations or beliefs, as well as a number of assumptions about future events, and these statements are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The reader is cautioned not to put undue reliance on these forward-looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside the control of Microsemi and Vitesse. The forward-looking statements in this Current Report on Form 8-K address a variety of subjects including, for example, the expected date of closing of the acquisition, the potential benefits of the merger, including the potentially accretive and synergistic benefits, Microsemi’s revenue and earnings guidance, and any other statements of belief or about the Microsemi’s plans, beliefs or expectations. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: the risk that Vitesse’s business will not be successfully integrated with Microsemi’s business or complement its products, including product mix and acceptance, gross margins and operational and other cost synergies; costs associated with the merger, tender offer and financing; the unsuccessful completion of the tender offer; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the transaction; increased competition and technological changes in the industries in which Microsemi and Vitesse compete; Microsemi’s reliance on government contracts for a portion of its sales, including impacts of the recent federal government shutdown; Microsemi’s failure to continue to move up the value chain in its customer offerings; continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; intense competition in the semiconductor industry and resultant downward price pressure; inability to develop new technologies and products to satisfy changes in customer demand or the development by Microsemi’s competitors of products that decrease the demand for Microsemi’s products; unfavorable or declining conditions in end markets; inability of Microsemi’s compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of Microsemi’s manufacturing yields; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; potential effects of system outages; the effect of events such as natural disasters and related disruptions on our operations; inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by Microsemi’s book-to-bill ratio; risks related to Microsemi’s international operations and sales, including availability of transportation services, political instability and currency fluctuations; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; unanticipated changes in Microsemi’s tax provisions, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi’s holdings in securities; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi’s business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this Current Report on Form 8-K, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi’s most recent Form 10-K and all subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi’s future filings. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and Vitesse Semiconductor Corporation*

10.1	Commitment Letter, dated March 17, 2015, with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Tender and Support Agreement, dated March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and certain stockholders of Vitesse Semiconductor Corporation listed on Annex I thereto.

99.1	Microsemi Corporation Analyst Day presentation, dated March 18, 2015.

99.2	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on March 18, 2015.

*	Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: March 18, 2015	By:	/s/ John W. Hohener
		Name:	John W. Hohener
		Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and Vitesse Semiconductor Corporation*

10.1	Commitment Letter, dated March 17, 2015, with Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.2	Tender and Support Agreement, dated March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and certain stockholders of Vitesse Semiconductor Corporation listed on Annex I thereto.

99.1	Microsemi Corporation Analyst Day presentation, dated March 18, 2015.

99.2	Joint press release issued by Microsemi Corporation and Vitesse Semiconductor Corporation on March 18, 2015.

*	Certain schedules have been omitted and Microsemi Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules upon request.